UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 27, 2015

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

On January 27, 2015, Auxilium Pharmaceuticals, Inc. (the “Company” or “Auxilium”) held a special meeting of stockholders (the “Meeting”).  Proposals to be voted on by stockholders included:

1.              Adopt the Amended and Restated Agreement and Plan of Merger, dated as of November 17, 2014, among Auxilium, Endo International plc, Endo U.S. Inc. and Avalon Merger Sub Inc. and approve the transactions contemplated thereby.  Pursuant to the merger agreement, Avalon Merger Sub Inc. will be merged with and into Auxilium and Auxilium will continue as the surviving corporation and as a wholly owned indirect subsidiary of Endo;

2.              Approve, on a non-binding advisory basis, certain compensatory arrangements between Auxilium and its named executive officers relating to the merger; and

3.              Adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the merger agreement and approve the transactions contemplated thereby.

There were 53,371,534 shares of common stock eligible to vote.  45,047,531 votes (84.4% of the outstanding shares) were cast.  The results for each of the proposals were as follows:

1.              Adopt the Amended and Restated Agreement and Plan of Merger, dated as of November 17, 2014, among Auxilium, Endo International plc, Endo U.S. Inc. and Avalon Merger Sub Inc. and approve the transactions contemplated thereby.  Pursuant to the merger agreement, Avalon Merger Sub Inc. will be merged with and into Auxilium and Auxilium will continue as the surviving corporation and as a wholly owned indirect subsidiary of Endo:

FOR	AGAINST	ABSTAIN
44,925,391	10,181	111,959

2.              Approve, on a non-binding advisory basis, certain compensatory arrangements between Auxilium and its named executive officers relating to the merger:

FOR	AGAINST	ABSTAIN
40,086,219	4,574,152	387,160

Because more than a majority of the outstanding shares have voted in favor of approving the merger agreement and transactions contemplated thereby, Proposal Number 3 to adjourn the Special Meeting to solicit additional proxies in favor of approval of the merger agreement and the transactions contemplated thereby became moot.

Item 7.01                   Regulation FD Disclosure.

On January 27, 2015, Auxilium Pharmaceuticals, Inc. issued a press release announcing that it held a special meeting of its stockholders at 8:30 a.m. ET on January 27, 2015, to approve matters relating to the previously announced proposed merger with Endo International plc. The proposal to adopt the amended and restated agreement and plan of merger was passed by stockholders with approximately 84 percent of outstanding shares voting in favor.

The foregoing is qualified in its entirety by the text of the press release attached as Exhibit 99.1 hereto and incorporated herein by reference.  All readers are encouraged to read the entire text of the press release attached hereto.

Item 9.01                                      Financial Statements and Exhibits.

(d)               Exhibits.

99.1	Press Release, dated January 27, 2015, issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: January 27, 2015	By:	/s/ Andrew I. Koven

Andrew I. Koven
Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated January 27, 2015, issued by Auxilium Pharmaceuticals, Inc.